EXHIBIT 99.2
                                                                   ------------


                           JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.



                                 SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of November 1, 2002

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

Swiss Reinsurance Company                            Swiss Reinsurance Company


By:    /s/ Markus Diethelm                           By:    /s/ Herbert Buff
       ----------------------------                        -------------------------------
Name:  Markus Diethelm                               Name:  Herbert Buff
Title: Chief Legal Officer                           Title: Member of Senior Management


European Reinsurance Company of Zurich               European Reinsurance Company of Zurich


By:    /s/ Fiona Schmid                              By:  /s/ Herbert Buff
       ----------------------------                       ---------------------------------
Name:   Fiona Schmid                                 Name:   Herbert Buff
Title:  General Counsel                              Title:  Member of Senior Management


SwissRe Capital Management (Bermuda) Ltd.            SwissRe Capital Management (Bermuda) Ltd.


By:  /s/ Juerg Hess                                  By:  /s/ Ulrich Ackermann
     -----------------------------                        ---------------------------------
Name:   Juerg Hess                                   Name:   Ulrich Ackermann
Title:  Member of Senior Management                  Title:  Member of Senior Management

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